Exhibit 10.27

Form of Amendment of Severance

Protection Agreement (U.S.)

MarketAxess Holdings Inc.
55 Hudson Yards Floor 15

New York, New York 10001

January [__], 2021

[FULL NAME]
By email

Re:	Amendment of Severance Protection Agreement

Dear [NAME]:

Reference is made to that certain Severance Protection Agreement between you and MarketAxess Holdings Inc., dated as of [__________] (the “Severance Agreement”). Capitalized terms that are used but not defined in this letter will have the meanings given to them in the Severance Agreement.

Section 4 of the Severance Agreement provides for special payments and benefits upon your termination due to death or Disability (as defined in the Severance Agreement). You acknowledge and agree that Section 4(d) of the Severance Agreement is hereby restated in its entirety as follows:

4(d).Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) one hundred percent (100%) of any such award subject solely to time- or service-based vesting shall immediately vest in full; and (B) one hundred percent (100%) of any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the Termination Date, or (y) based on target performance level for any performance period that is not completed prior to the Termination Date. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.

All references in the Severance Agreement to “this Agreement” and any other references of similar import shall hereinafter refer to the Severance Agreement as amended by this letter.  Except as expressly modified by this letter, the Severance Agreement will remain in full force and effect.  This letter embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, relative thereto.

*****

Please sign below to indicate your agreement and acknowledgement of the terms of this letter and the amendment to your Severance Agreement.

Sincerely,

MarketAxess Holdings Inc.

By:
      Name:

     Title:

ACCEPTED AND ACKNOWLEDGED:

_____________________________

[NAME]